SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2004

INGRAM MICRO INC. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)

1-12203	62-1644402
(Commission File Number)	(IRS Employer Identification No.)

1600 E. St. Andrew Place,
Santa Ana, CA	92799-5125
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 566-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On September 26, 2004 Ingram Micro Inc. (“Ingram Micro”) and Ingram Micro Asia Holdings Inc., its wholly owned subsidiary, (“Buyer”) entered into a definitive agreement (the "Share Sale Agreement”) to acquire Techpac Holdings Limited (“Tech Pacific”) in an all cash transaction. The Share Sale Agreement was executed by CVC Capital Partners Asia Pacific LP, Asia Investors LLC, Hagemeyer Caribbean Holding NV, and certain management shareholders (collectively the “Sellers”), the Buyer and Ingram Micro, as guarantor. The Sellers have no material relationships with the Buyer, Ingram Micro or affiliates of Ingram Micro.

      The Share Sale Agreement has received necessary approvals from Ingram Micro, the Buyer and the Sellers, but the closing of the transaction remains subject to customary closing conditions, including governmental and regulatory consents. The parties anticipate completing the transaction by the end of 2004.

     A copy of Ingram Micro’s press release announcing the signing of the Share Sale Agreement is attached to this Current Report as Exhibit 99.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
99.01	Press release by Ingram Micro Inc. dated September 26, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ingram Micro Inc.

Date:	September 27, 2004	By:	/s/ Larry C. Boyd

Name: Larry C. Boyd
Title: Senior Vice President, Secretary
and General Counsel